MEMORANDUM OF UNDERSTANDING

Between **Global Autonomous Corporation (GAC), a ______________________ company with commercial registration no. _______ and having its registered address at ____,**

and

Noon Fulfillment Owned By Noon AD Holdings One Person Company L.L.C, a limited liability company with commercial registration no. 752558 and having its registered address at Level 7, Emaar Boulevard Plaza Tower 2, Downtown Dubai, United Arab Emirates.

Subject: Collaboration for Drone Logistics Integration and Testing in Dubai, UAE

Purpose

This Memorandum of Understanding (MOU) outlines the terms and framework of collaboration between Global Autonomous Corporation (GAC) and Noon Fulfillment Owned By Noon AD Holdings One Person Company L.L.C (noon) to establish a business use case for drone delivery and logistics, leveraging GAC's advanced drone fleet, software architecture, and regulatory approvals. This partnership aims to fulfill requirements set by the Dubai Civil Aviation Authority (DCAA) and demonstrate a commercial delivery use case. noon and GAC shall collectively be referred to as the "Parties" and individually as a "Party" and unless repugnant to the context references to each of noon and GAC shall include a reference to their respective affiliates.

Background

GAC has invested millions of dollars and thousands of hours to develop its drone delivery infrastructure, including its drone fleet, software architecture, BVLOS (Beyond Visual Line of Sight) licensing, and Validation Test Campaign (VTC) testing with the DCAA. The DCAA now requires a commercial partner, such as noon, to advance the project into a real-world logistics and delivery use case.

Scope of Collaboration

1. Responsibilities of GAC

- Provide the necessary drone hardware, including the G1 drone for long-haul deliveries (greater than 25 km) and the US-1 drone for shorter deliveries (up to 25 km), with weight-based payload limits.
- Deliver software infrastructure, including a user interface for Noon to test and analyze logistics data.
- Ensure compliance with DCAA's regulatory requirements for drone delivery.

- Coordinate and schedule the final test procedure with the DCAA.

2. Responsibilities of Noon

- Cover the costs of retrofitting its warehouses and last-mile locations to accommodate GAC's drone technology.
- Provide access to a location, including the Silicon Oasis in Dubai, for all testing and initial flights under this MOU.

3. Joint Responsibilities

- Both Parties will work collaboratively to integrate their systems and meet DCAA compliance requirements provided that GAC will notify noon of the specific DCAA requirements that noon is required to comply with.
- Conduct joint testing of drone delivery logistics using noon's data and operational infrastructure.
- Work jointly to complete the integration work necessary for seamless collaboration between Noon's systems and GAC's drone delivery infrastructure.

Fee Structure

The following costs and fees are agreed upon under this MOU:

- **Warehouse Retrofitting Costs:** noon will bear the expenses for retrofitting its warehouses and last-mile delivery locations to integrate GAC's systems
- **Future Cost Structure:** The fee schedule for ongoing drone use, flights, and platform access will be determined and agreed upon in a subsequent agreement.

Except where referenced in this MOU, each Party shall bear its own costs and expenses in pursuance of the matters set out in this MOU.

Additional Provisions

1. Landing Zones and Permitting

- The setup costs for landing zones may range from $5,000 for simpler setups to $35,000 for more complex zones, such as rooftop installations. This cost may be absorbed into a future variable structure or externalized.
- Complex zones may require additional permitting, potentially impacting project timelines.
- Both Parties agree to align on these variables during upcoming discussions.

2. Drone Testing and Shipping Timeline

- Once the MOU is signed and engagement with the DCAA is initiated, the preparation of drones for testing and shipping to Dubai will require approximately 60 to 90 days. This timeline includes final preparation and logistics.

3. Fee Structure and Retrofitting Costs

- The fee structure for retrofitting warehouses and last-mile delivery centers will remain flexible. Costs may be absorbed into a future variable structure or externalized.
- Retrofitted centers may be positioned as GAC kiosks to enable cross-utilization opportunities.

4. Co-Branded Drones

- The partnership will explicitly include co-branded drones, utilizing the noon brand as part of the setup.

Timeline and Testing

1. GAC will meet with the DCAA to finalize the timeline for the required test procedure.
2. Testing and initial flights under this MOU will occur at a location provided by noon , with data collection and evaluation conducted using GAC's user interface.

General Terms

- **Confidentiality:** Both Parties agree that any oral or written information exchanged between them in connection with this MOU is confidential. The Parties shall keep all such information confidential and shall not disclose any of such information to any third party without the prior written consent of the other Party, except that: (a) the general public is, or is to be, aware of the information (which is not attributable to disclosure by a receiver of the information to the general public without permission); (b) the information is required by applicable laws or regulations to be disclosed; or (c) the information needs to be disclosed by a Party to its affiliates, directors, officers, employees, shareholders, banks and financial institutions, advisers, for the matters set out in this MOU, provided that the affiliates, directors, officers, employees, shareholders, banks and financial institutions, advisers are also held obligated to keep confidentiality in a way similar to this confidentiality provision. This confidentiality obligation shall survive for five (5) years after the termination or expiration of this MOU.
- **Non-Binding Nature:** Save and except all the terms mentioned in this clause General Terms (*Confidentiality, Validity, Governing Law*) of this MOU, this MOU represents an

intent to collaborate and does not constitute a legally binding agreement. A formal agreement will follow upon written mutual consent.

- **Validity:** This MOU will remain in effect until a formal and binding agreement is mutually executed between the Parties or until this MOU is terminated by either Party by providing a 30 days' written notice to the other Party.
- Governing Law: This MOU will be governed by and construed in accordance with the laws of United Arab Emirates as applicable in the Emirate of Dubai. Any dispute, difference, controversy or claim arising out of or in connection with this MOU shall be subject to the exclusive jurisdiction of the Courts of Dubai.

Signatures

For **Global Autonomous Corporation UAE (GAC UAE):**

Name: _ __________
Title: __ _________
Date: __ _________

For **Noon Fulfillment Owned By Noon AD Holdings One Person Company L.L.C :**

Name: Faraz Khalid
Title: CEO
Date: 11 Feb 2025

P.O. Box : 126251
DUBAI - U.A.E.
NOON FULFILLMENT

NOON LEGAL APPROVED

Dhruv Paul
Dhruv Paul (12 February, 2025 12:34:20 UTC)

Kishlay Pandey
Kishlay Pandey (12 February, 2025 06:22:54 UTC)

ADDENDUM TO THE MEMORANDUM OF UNDERSTANDING
Between Global Autonomous Corporation and Noon Fulfillment
Dated: January 24, 2025

This **Addendum** is made and entered into effective as of the date of the last signature below and is intended to supplement the Memorandum of Understanding ("MOU") entered into on January 24, 2025, by and between:

1. **Dynamic Deliveries (DD)**, a Delaware USA company with its registered address at 4201 N. 24th Street, Suite 150, Phoenix, AZ USA 85016; and

2. **Noon Fulfillment Owned By Noon AD Holdings One Person Company L.L.C**, a limited liability company with commercial registration no. 752558 and having its registered address at Level 7, Emaar Boulevard Plaza Tower 2, Downtown Dubai, United Arab Emirates.

Whereas:

- DD and Noon entered into the above-referenced MOU for the purposes of collaborating on drone logistics integration and testing in Dubai, UAE.

- Global Autonomous Corporation has since been acquired by **Brooqly, Inc., doing business as Dynamic Aerospace Systems**.

- As a result of this acquisition, the operating name of Global Autonomous Corporation (GAC) has been changed to **Dynamic Deliveries (DD)**.

Now, therefore, the Parties hereby agree as follows:

1. **Successor Entity**
   Effective immediately, all references to "Global Autonomous Corporation" or "GAC" in the MOU shall be deemed to refer to **Dynamic Deliveries (DD)**, the new operating name under Brooqly, Inc.

2. **Continuity of Agreement**
   Except as expressly modified by this Addendum, all terms and conditions of the original MOU shall remain in full force and effect and shall be binding upon the Parties, their successors, and assigns.

3. **Miscellaneous**
   This Addendum may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Electronic signatures shall be considered valid and binding.

Signatures

For **Dynamic Deliveries (DD)**

Signature: ____________________________
Name: Kent B. Wilson
Title: CEO
Date: 04/21/2025

For **Noon Fulfillment Owned By Noon AD Holdings One Person Company L.L.C**

Signature: ____________________________
Name: Faraz Khalid
Title: Manager
Date: June 24, 2025

NOON FULFILLMENT
P.O. Box : 126251
DUBAI - U.A.E.

APPROVED
NOON LEGAL

Dhruv Paul

Kishlay Pandey